                                                                       EXHIBIT D


                   IRREVOCABLE PROXY AND SPECIAL POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS that I, Milton "Bud" Karsh, of Denver, Colorado ("Karsh"), has made, constituted and appointed and by these presents does make, constitute and appoint Morris Ginsburg, or in his absence, Irwin L. Sandler, as my true and lawful attorney in fact and proxy for me and in my name, place and stead, to (i) vote 50% of all shares of Class B Common Stock of Car Mart, Inc., a Colorado corporation (the "Company"), now owned or hereafter acquired by Karsh and any and all securities received in exchange therefor or in connection therewith by way of stock split, stock dividend or other distribution, conversion into Class A Common Stock of the Company or otherwise (the "Securities"); (ii) to exercise all rights of conversion available to the Securities; and (iii) to transfer the Securities pursuant to the authority granted in that certain Agreement Among Certain Shareholders of Car Mart, Inc., dated April 27th, 1992, and to do all things and execute all documents necessary or required to effectuate such voting, conversion or transfer.

    And I hereby given and grant to said attorney in fact full power and authority to do and perform every act necessary, requisite or proper to be done to effectuate such voting, conversion or transfer of the Securities as I might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof. This proxy and power of attorney is coupled with an interest and is not and shall not be revocable by voluntary or involuntary act, death or disability of the principal, or otherwise.

    IN WITNESS WHEREOF I have hereunto set my hand and seal this 27th day of April, 1992.

                                       /s/Milton Bud Karsh
                                       -------------------------

STATE OF COLORADO  )
                   ) ss.
COUNTY OF DENVER   )


    The foregoing instrument was acknowledge before me, a Notary Public, this 27th day of April, 1992, by Milton Bud Karsh.

    Witness my hand and official seal.

    My Commission expires:


    10/7/95
                                       Notary Public

                                                                       EXHIBIT D


                   IRREVOCABLE PROXY AND SPECIAL POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS that I, Milton "Bud" Karsh, of Denver, Colorado ("Karsh"), has made, constituted and appointed and by these presents does make, constitute and appoint Irwin L. Sandler, or in his absence, Morris Ginsburg, as my true and lawful attorney in fact and proxy for me and in my name, place and stead, to (i) vote 50% of all shares of Class B Common Stock of Car Mart, Inc., a Colorado corporation (the "Company"), now owned or hereafter acquired by Karsh and any and all securities received in exchange therefor or in connection therewith by way of stock split, stock dividend or other distribution, conversion into Class A Common Stock of the Company or otherwise (the "Securities"); (ii) to exercise all rights of conversion available to the Securities; and (iii) to transfer the Securities pursuant to the authority granted in that certain Agreement Among Certain Shareholders of Car Mart, Inc., dated April 27th, 1992, and to do all things and execute all documents necessary or required to effectuate such voting, conversion or transfer.

    And I hereby given and grant to said attorney in fact full power and authority to do and perform every act necessary, requisite or proper to be done to effectuate such voting, conversion or transfer of the Securities as I might or could do were I personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof. This proxy and power of attorney is coupled with an interest and is not and shall not be revocable by voluntary or involuntary act, death or disability of the principal, or otherwise.

    IN WITNESS WHEREOF I have hereunto set my hand and seal this 27th day of April, 1992.

                                       /s/Milton Bud Karsh
                                       -------------------------

STATE OF COLORADO  )
                   ) ss.
COUNTY OF DENVER   )


    The foregoing instrument was acknowledge before me, a Notary Public, this 27th day of April, 1992, by Milton Bud Karsh.

    Witness my hand and official seal.

    My Commission expires:


    10/7/95
                                       Notary Public